LASERSIGHT INCORPORATED

                             2005 STOCK OPTION PLAN



SECTION 1.   PURPOSE.
----------   --------


         The purpose of this 2005 Stock Option Plan (the "Plan") of Lasersight Incorporated (the "Company"), is to advance the interests of the Company and its stockholders by providing a means of attracting and retaining key employees, directors and others for the Company. In order to serve this purpose, the Plan encourages and enables key employees, directors and others to participate in the Company's future prosperity and growth by providing them with Stock Rights (as defined below) based on the Company's performance, development and financial success.


         These objectives will be promoted by providing the following incentives: (a) to the officers and other employees of the Company, its parent (if any), and any present or future subsidiaries of the Company (collectively, the "Related Entities"), by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "Incentive Stock Options" under Section 422 of the Internal Revenue Code of 1986 (the "Code") ("ISO" or "ISOs"); (b) to directors, officers, employees and consultants of the Company and Related Entities by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Company and Related Entities by providing them with awards of stock in the Company ("Awards"); and
(d) to directors, officers, employees and consultants of the Company and Related Entities by providing them with opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights". As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.


SECTION 2.   ADMINISTRATION OF THE PLAN.
----------   ---------------------------


         A. The Plan shall be administered by the Company's Board of Directors (the "Board") or, in the Board's discretion, by a committee (the "Committee") of two or more of its members appointed by the Board; provided, that, to the extent required by Rule 16b-3 or any successor provision ("Rule 16b-3") of the Securities Exchange Act of 1934, with respect to specific grants of Stock Rights, the Plan shall be administered by Non-Employee Directors within the meaning of 17 CFR ss. 240.16b-3(b)(3)(i). The members of the Committee, if appointed, shall serve at the pleasure of the Board, which may remove members from the Committee or appoint new members to the Committee from time to time, and members of the Committee may resign by written notice to the Chairman of the Board or to the Secretary of the Company. No member of the Committee, while a member, shall be eligible to participate in the Plan. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Board, or the Committee, if so appointed, shall have the power and authority to: (a) determine the employees of the Company and Related Entities (from among the class of employees eligible under Section 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under Section 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (b) determine the time or times at which Options or Awards may be granted or Purchases made; (c) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in Section 6, and the purchase price of shares subject to each Purchase; (d) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (e) determine (subject to Section 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (f) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any; (g) determine the terms and conditions, not inconsistent with the terms hereof, of any Stock Right; (h) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (i) interpret the terms and provisions of the Plan and any Stock Right granted and any agreements relating thereto; and (j) take any other actions the Board or Committee, as applicable, considers appropriate in connection with, and otherwise supervise the administration of, the Plan. If the Board or Committee, as applicable, determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. All decisions may by the Board or the Committee pursuant to the provisions hereof, including, without limitation, decisions with respect to employees to be granted Stock Rights and the number and type of Stock Rights, shall be made in the Board's or Committee's sole discretion and shall be final and binding on all persons. References hereinafter to the Committee shall be read to mean the Board if no Committee is appointed hereunder.


         B. The Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.


         C. Stock Rights may be granted to members of the Board consistent with the provisions of the first sentence of Section 2(A) above, if applicable. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (a) eligible for Stock Rights pursuant to the Plan or (b) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the




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


granting to himself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Stock Rights.


SECTION 3.   ELIGIBLE EMPLOYEES AND OTHERS.
----------   ------------------------------


         ISOs may be granted to any employee of the Company or any Related Entity who, in the opinion of the Board or the Committee, has responsibilities affecting the management, development or financial success of the Company. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any director (whether or not also an employee), officer, employee or consultant of the Company or any Related Entity. Subject to the foregoing conditions and limitations, the Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option or an authorization to make a Purchase. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participating in any other grant of Stock Rights.


SECTION 4.   STOCK.
----------   ------


         The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common Stock of the Company, par value $.001 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner and held as treasury shares. The maximum aggregate number of shares which may be issued pursuant to the Plan in the form of ISOs is 1,000,000, subject to adjustment as provided in Section 14. No additional shares may be issued as ISOs, but may be issued as Non-Qualified Options or Awards, or to persons or entities making Purchases. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Options and any unvested shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan. In addition, if any Shares that have previously been the subject of Stock Rights cease to be the subject of a Stock Right (other than by reason of exercise), or if any shares granted hereunder are forfeited by the holder, or if any Stock Right terminates without a payment or transfer being made to the recipient in the form of shares, or if any shares (whether or not restricted) previously distributed under the Plan are returned to the Company in connection with the exercise of a Stock Right (including, without limitation, in payment of the exercise price or tax withholding), such shares shall again be available for distribution in connection with future Stock Rights under the Plan.


SECTION 5.   GRANTING OF STOCK RIGHTS.
----------   -------------------------


         Stock Rights may be granted under the Plan at any time after May 1, 2005 and prior to May 1, 2015. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right,




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


with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to Section 17. Any Stock Right granted under the Plan shall be in such form as the Committee may from time to time approve, consistent with the Plan, and the provisions of Stock Rights need not be the same with respect to each grantee.


         Each Stock Right granted under the Plan shall be authorized by the Committee and shall be evidenced by a written "Award Agreement", in the form approved by the Committee from time to time, which shall be dated as of the date approved by the Committee in connection with the grant, signed by an officer of the Company authorized by the Committee, and signed by the grantee, and which shall describe the Stock Right and state that the Stock Right is subject to all the terms and provisions of the Plan and such other terms and provisions, not inconsistent with the Plan, as the Committee may approve. The date on which the Committee approves the granting of a Stock Right shall be deemed to be the date on which the Stock Right is granted for all purposes, unless the Committee otherwise specifies in its approval. The granting of a Stock Right under the Plan, however, shall be effective only if and when a written Award Agreement is duly executed and delivered by or on behalf of the Company and the grantee.


SECTION 6.   MINIMUM OPTION PRICE; ISO LIMITATIONS.
----------   --------------------------------------


         A. The price per share specified in the Award Agreement relating to each Non-Qualified Option, Award or Purchase right granted under the Plan shall in no event be less than the minimum legal consideration required therefor under the laws of Delaware or the laws of any jurisdiction in which the Company or its successors in interest may be organized.


         B. The price per share specified in the Award Agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Entity (determined as of the date of grant), the price per share specified in the Award Agreement relating to such ISO shall not be less than 110% of the fair market value per share of Common Stock on the date of grant.


         C. In no event shall the aggregate fair market value (determined at the time an ISO is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year
(under all stock option plans of the Company and any Related Entity) exceed $100,000. To the extent any such grant of Options in excess of $100,000 (in the aggregate) is made, those Options in excess of $100,000 (in the aggregate) shall be treated as Non-Qualified Options.


         D. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean; (a) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (b) the




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


last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List or NASDAQ Small Cap Market List, if the Common Stock is not then traded on a national securities exchange; or (c) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List or NASDAQ Small Cap Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee, in good faith, after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length and other information considered
adequate  or  appropriate   under  Code  Section  422  and  regulations   issued
thereunder.


SECTION 7.   OPTION DURATION.
----------   ----------------


         Subject to earlier termination as provided in Sections 10 and 11, each Option shall expire on the date specified by the Committee, but not more than;
(a) ten years from the date of grant in the case of Non-Qualified Options, (b) ten years from the date of grant in the case of ISOs generally, and (c) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Entity (determined as of the date of grant). Subject to earlier termination as provided in Sections 10 and 11, the term of each ISO shall be the term set forth in the Award Agreement granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to Section 17.


SECTION 8.   EXERCISE OF OPTION.
----------   -------------------


         Subject to the provisions of Sections 10 through 13, each Option granted under the Plan shall be exercisable as follows:


         A. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.


         B. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.


         C. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.


SECTION 9.   TERMS OF AWARDS AND PURCHASES.
----------   ------------------------------


         Awards and Purchases under the Plan shall be subject to the following terms and conditions and such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. Each Award or Purchase shall be evidenced by a written Award Agreement, executed as set forth




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


in Section 5, above, which shall be consistent with the Plan, including, without limitation, the following provisions:


         A. At the time of the Award or Purchase, the Committee may determine that such Stock Right shall, after vesting, be further restricted as to transferability or be subject to repurchase by the Company or forfeiture upon the occurrence of certain events determined by the Committee, in its sole discretion, and specified in the Award Agreement. Awards or Purchases must be accepted by the grantee within 30 days (or such other period as the Committee may specify at grant) after the grant date by executing the Award Agreement. The grantee shall not have any rights with respect to the Award or Purchase unless and until the grantee has executed the Award Agreement, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of the Award or Purchase.

         B. The Committee shall have the authority, in its sole discretion, to accelerate the time at which any or all of the restrictions associated with an Award or Purchase and identified in the Award Agreement shall lapse with respect to any Award or Purchase. Unless otherwise determined by the Committee at or after grant or termination of the grantee's employment (or association with the Company if the grantee is a consultant), if the grantee's employment by (or association with) the Company and its Related Entities terminates during any applicable restriction period stated in the Award Agreement, all Awards or Purchases held by such grantee and still subject to such restriction shall be forfeited by the grantee.

         C. Upon execution and delivery of the Award Agreement as described above and receipt of payment of the full purchase price, if any, for the Award or Purchase subject to such Award Agreement, the Company shall, as soon as reasonably practicable thereafter, issue the shares of Common Stock. Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company's sole discretion, and shall bear an appropriate restrictive legend. Notwithstanding the foregoing to the contrary, the Committee may, in its sole discretion, issue shares (whether or not such shares are, at the time of such issuance, the subject of an Award or Purchase) to the trustee of a trust set up by the Committee, consistent with the terms and conditions of the Plan, to hold such shares until the restrictions thereon have lapsed (in full or in part, in the Committee's sole discretion), and the Committee may require that, as a condition of any Award or Purchase, the grantee shall have delivered to the Company or such trustee, as appropriate, a stock power, endorsed in blank, relating to the shares covered by the Award or Purchase.

         D. Each grantee shall have, with respect to the shares covered by any Award or Purchase to that grantee, all of the rights of a shareholder in the Company with respect to the shares covered by the Award or Purchase, including the right to vote the shares and the right to receive any dividends or other distributions with respect to the shares, but subject, however, to those restrictions placed on such shares under this Plan and as specified in the applicable Award Agreement.

         E. Upon the expiration of the restriction period, if any, without prior forfeiture of the restricted shares (or rights thereto) subject to such restriction period, unrestricted shares shall be issued and delivered to the




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grantee. Unrestricted shares shall, however, continue to be subject to the Award
Agreement unless otherwise provided.




SECTION 10.  TERMINATION OF EMPLOYMENT.
-----------  --------------------------


         If an ISO optionee ceases to be employed by the Company and all Related Entities other than by reason of death or disability as defined in Section 11, no further installments of ISOs granted to such optionee shall become exercisable, and all then exercisable ISOs shall terminate after the passage of 60 days from the date of termination of employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to Section 17. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute or contract. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Entity to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Entities, so long as the optionee continues to be an employee of the Company or any Related Entity. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Entity for any period of time.


         Notwithstanding any provision of this Plan to the contrary, no unexercised right created under this Plan (an "Unexercised Right") and held by a grantee on the date of termination of such grantee's employment for any reason shall be exercisable after such termination if, prior to such exercise, the grantee (a) takes other employment or renders services to others without the written consent of the Company; (b) violates any non-competition, confidentiality, conflict of interest or similar provision set forth in the Award Agreement pursuant to which such Unexercised Right was awarded; or (c) otherwise conducts himself in a manner adversely affecting the Company in the sole discretion of the Committee.


SECTION 11.  DEATH; DISABILITY.
-----------  ------------------


         A. If a grantee ceases to be employed by (or associated with, if a consultant) the Company and all Related Entities by reason of death, any Stock Right of such grantee may be exercised, to the extent of the number of shares with respect to which such grantee could have exercised the Stock Right on the date of death, by such grantee's estate, personal representative or beneficiary who has acquired the Stock Right by will or by the laws of descent and distribution, at any time prior to the earlier of the Stock Right's specified expiration date or 180 days from the date of the grantee's death.




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


         B. If a grantee ceases to be employed by (or associate with, if a consultant) the Company and all Related Entities by reason of disability, such grantee shall have the right to exercise any Stock Right held by the grantee on the date of termination of employment, to the extent of the number of shares with respect to which such grantee could have exercised the Stock Right on that date, at any time prior to the earlier of the Stock Right's specified expiration date or 180 days from the date of the termination of the grantee's employment (or association). For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Code Section 22(e)(3) or an applicable successor statute.


SECTION 12.  ASSIGNABILITY.
-----------  --------------


         No Stock Right shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee each Stock Right shall be exercisable only by such grantee. Any attempted transfer or assignment, except as provided for in the foregoing sentence and Section 11(A) above, shall be null and void.


SECTION 13.  TERMS AND CONDITIONS OF AWARDS.
-----------  -------------------------------


         Stock Rights shall be evidenced by Award Agreements (which need not be identical) in such forms as the Committee may from time to time approve. Such Award Agreements shall conform to the terms and conditions set forth in Sections 6 through 12 hereof and may contain such other provisions as the Committee, in its discretion, deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of any Stock Right. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such Award Agreements. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such Award Agreements.


SECTION 14.  ADJUSTMENTS.
-----------  ------------


         Upon the occurrence of any of the following events, a grantee's rights with respect to Stock Rights granted hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written Award Agreement between the grantee and the Company relating to such Stock Right:


         A. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options or other Stock Rights shall be appropriately increased or decreased proportionately, and




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


appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.


         B. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"); the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or
(ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.


         C. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a grantee, upon exercising an Option or other Stock Right, shall be entitled to receive, for the purchase price paid upon such exercise, the securities the optionee would have received had such grantee exercised the Option or other Stock Right prior to such recapitalization or reorganization.


         D. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Code Section 424) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee, in its discretion, determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.


Any provision of the Plan to the contrary notwithstanding, without the consent of each optionee affected, no provision of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Code Section 422 or so as to disqualify any ISO under Code Section 422.


         E. In the event of the proposed dissolution or liquidation of the Company, each Option or other Stock Right will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.


         F. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options or other Stock

Rights. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.


         G. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.


         H. Upon the happening of any of the foregoing events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in Section 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this Section 14 and, subject to Section 2, its determination shall be conclusive.


If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A, B or C above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.


SECTION 15.  MEANS OF EXERCISING STOCK RIGHTS.
-----------  ---------------------------------


         A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares (which must be a whole number) as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor (including any amounts required in accordance with Section 20 hereof), in United States dollars, in cash, by certified check, bank draft, personal check or other form of payment acceptable to the Company, or if approved by the Committee, by (a) delivery of unrestricted shares having a fair market value on the date of such delivery equal to the total exercise price, (b) surrender of shares subject to the Option which have a fair market value equal to the total exercise price at the time of exercise, or (c) a combination of the preceding methods. Except as expressly provided above in Section 14 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.


SECTION 16.  TERM AND AMENDMENT OF PLAN.
-----------  ---------------------------


         This Plan was adopted by the Board effective as of February 18, 2005, subject (with respect to the validation of ISOs granted under the Plan) to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by unanimous written consent. If the approval of stockholders is not obtained by May 1, 2005, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire on May 1, 2015 (except as to Stock Rights outstanding on that date). Subject to the provisions of Section 5 above, Stock Rights may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Section 14); (b) the provisions of Section 3 regarding eligibility for grants of ISOs may not be materially modified; (c) the provisions of Section 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to Section 14); (d) the expiration date of the Plan may not be extended; and (e) any other change may not be effected which requires shareholder approval under applicable law or regulation. Except as provided in the fourth sentence of this
Section 16, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted to him. Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in applicable tax and securities laws and accounting rules, as well as other developments.


SECTION 17.  CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOS.
-----------  -------------------------------------------------------------------


         The Committee, at the written request of any optionee, may in its discretion take such written actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Entity at the time of such conversion. Such written actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Except as provided in Section 6(C) hereof, nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.


SECTION 18.  APPLICATION OF FUNDS.
-----------  ---------------------


         The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.


SECTION 19.  GOVERNMENTAL REGULATION.
-----------  ------------------------


         The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

SECTION 20.  WITHHOLDING OF ADDITIONAL INCOME TAXES.
-----------  ---------------------------------------


         Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in Section 21, or in connection with the exercise of an ISO involving the premature surrender of Common Stock acquired under a previously-exercised ISO) or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Company, in accordance with Code Section 3402(a) (and any other state or federal withholding law(s) determined by the Committee, in its discretion, to be applicable to such exercise or Purchase), may require the optionee, Award recipient or purchaser to pay withholding taxes in respect of the amount that it considered compensation includable in such person's taxable income. In lieu of payment of such withholding tax by the optionee, Award recipient or purchaser, the Company, at its option, shall have the right to retain or sell without notice a number of such shares sufficient to cover the amount required to be so withheld. In addition, the Company, at its option, shall have the right to deduct from all dividends paid with respect to shares, the amount of any taxes which the Company is required to withhold with respect to such dividend payments. The Committee, in its discretion, may condition (a) the exercise of an Option; (b) the grant of an Award; (c) the making of a Purchase of Common Stock for less than its fair market value; or (d) the vesting of restricted Common Stock acquired by exercising a Stock Right, on the grantee's payment of such withholding taxes.


SECTION 21.  NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.
-----------  -----------------------------------------------


         Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any common stock acquired pursuant to the exercise of an ISO. A "Disqualifying Disposition" is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the ISO or
(b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.


SECTION 22.       SECURITIES LAW RESTRICTIONS.
-----------       ----------------------------


         No right under the Plan shall be exercisable and no share shall be delivered under the Plan except in compliance with all applicable federal and state securities laws and regulations. The Company shall not be required to deliver any shares or other securities under the Plan prior to such registration or other qualification of such shares or other securities under any state or federal law, rule, or regulation as the Committee shall determine to be necessary or advisable, in its sole discretion.


         The Committee may require each person  acquiring  shares under the Plan
(a) to represent and warrant to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof, and
(b) to make such additional representations, warranties, and agreements with respect to the investment intent of such person or persons as the Committee may reasonably request. Any certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.


         All shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates evidencing such shares to make appropriate reference to such restrictions.


SECTION 23.  RIGHTS AS A STOCKHOLDER.
-----------  ------------------------


         No grantee or his executor or administrator or other transferee shall have any rights of a stockholder in the Company with respect to the shares covered by a Stock Right unless and until such shares have been duly issued and delivered to him under the Plan and he has executed and agreed to be bound by the terms of the Award Agreement.


SECTION 24.  ACCELERATION OF RIGHTS.
-----------  -----------------------


         The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Right shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant of the Stock Right.


SECTION 25.  PROTECTION OF BOARD AND COMMITTEE.
-----------  ----------------------------------


         No member of the Board or the Committee shall have any liability for any determination or other action made or taken in good faith with respect to the Plan or any Stock Right granted under the Plan.


SECTION 26.  GOVERNMENT REGULATIONS.
-----------  -----------------------


         Notwithstanding any provision of the Plan or any Award Agreement executed pursuant to the Plan, the Company's obligations under the Plan and such Award Agreement shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental or regulatory agencies, including, without limitation, any stock exchange on which the Company's shares may then be listed.


SECTION 27.  GOVERNING LAW; CONSTRUCTION.
-----------  ----------------------------


         The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.


SECTION 28.  SAVINGS CLAUSE.
-----------  ---------------


         In case any one or more of the provisions of this Plan or any Stock Right shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan or such Stock Right, as applicable, to be construed so as to foster the intent of this Plan.


         Executed this 18th day of February, 2005.


                                               LASERSIGHT INCORPORATED


                                               By:      /s/Danghui Liu
                                                  ------------------------------
                                               Name:       Danghui Liu
                                                    ----------------------------
                                               Title:  CEO & President
                                                    ----------------------------


















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